UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 25, 2014

NABORS INDUSTRIES LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM08 Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 292-1510

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On June 25, 2014, Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), entered into definitive agreements with C&J Energy Services, Inc., a Delaware corporation (“C&J”) and Nabors Red Lion Limited, a Bermuda exempted company and a subsidiary of Nabors (“Red Lion”), pursuant to which, subject to the terms and conditions in the definitive agreements, (1) Nabors will undergo a restructuring to separate Nabors’ completion and production services businesses in the U.S. and Canada (the “Business”) from the other businesses of Nabors, as a result of which Red Lion will own solely the Business (the “Separation”) and (2) a wholly owned subsidiary of Red Lion (“Merger Sub”) will merge with and into C&J (the “Merger”).  When the Merger is completed, Red Lion (which will then own both the Business and C&J) will be renamed C&J Energy Services Ltd. and is expected to be listed on the New York Stock Exchange under the ticker symbol CJES.  Both the Separation and Merger are expected to qualify as tax-free transactions.  The closing of the Merger (the “Closing”) is subject to, among other things, approval by C&J’s shareholders.  Nabors expects the Closing to occur before the end of 2014, although there can be no assurance as to whether or when the Closing will occur.

The definitive agreements entered into include (1) a Separation Agreement (the “Separation Agreement”), dated as of June 25, 2014, by and between Nabors and Red Lion, and (2) an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 25, 2014, by and among Nabors, Red Lion and C&J.  In connection with the transactions, Nabors, Red Lion and C&J have entered, or will enter into, additional agreements, including, among others:

•                  an Employee Benefits Agreement, which will govern Nabors’, Red Lion’s and C&J’s obligations with respect to employment-related matters and liabilities of employees of the Business after the Separation and Merger;

•                  a Tax Matters Agreement, which will govern Nabors’ and Red Lion’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of Nabors and the Business after the Separation and Merger;

•                  a Global Alliance Agreement, which will establish a framework for cooperation between Nabors and Red Lion following the Closing in connection with business opportunities where Nabors and Red Lion can provide complementary services, and provide for certain mutual exclusivity and non-competition obligations;

•                  a Registration Rights Agreement, which will govern Nabors’ and Red Lion’s respective rights and obligations with respect to the registration for resale of Red Lion common shares held by Nabors following the Merger; and

•                  Transition Services Agreements, pursuant to which Nabors and Red Lion will, on a transitional basis, provide to each other certain support services and other assistance after the Separation and Merger.

Separation Agreement

The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Nabors and Red Lion as part of the Separation and provides for such transfers, assumptions and assignments.  In particular, the Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

•                  certain assets related primarily to the Business, including the equity interests in certain subsidiaries of Nabors (the “Red Lion Assets”), will be transferred to Red Lion or one of its subsidiaries;

•                  certain liabilities arising out of or resulting from the Red Lion Assets, and other liabilities related primarily to the Business (the “Red Lion Liabilities”), will be transferred to Red Lion or one of its subsidiaries; and

•                  all of the assets and liabilities other than the Red Lion Assets and Red Lion Liabilities, and certain other liabilities that are specifically to be retained by Nabors or its subsidiaries, will be retained by or transferred to Nabors or one of its subsidiaries.

The Separation Agreement also sets forth other agreements between Nabors and Red Lion related to the Separation, including provisions concerning the termination and settlement of intercompany accounts, governmental approvals and third party consents, and working capital adjustments.  The Separation Agreement also sets forth agreements that govern certain aspects of the relationship between Nabors and Red Lion after the Separation, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

The Separation Agreement further provides for the repayment, at the Closing, of certain intercompany notes to be issued by subsidiaries of Red Lion to subsidiaries of Nabors in connection with the restructuring of Nabors occurring prior to the Separation (the “Note Repayment”).  The Note Repayment would result in Nabors receiving approximately $938 million in cash in connection with the Separation and the Merger.  C&J has obtained debt financing commitments that provide for the necessary funds to fund the Note Repayment contemplated by the Separation Agreement.

Additionally, pursuant to the Separation Agreement, immediately prior to the effective time of the Merger, Red Lion will issue common shares to Nabors in an amount such that, immediately following the Merger, Nabors will hold 50.25% of the fully diluted equity of Red Lion (which is currently expected to represent approximately 53% of the outstanding Red Lion common shares).

The Separation Agreement provides that the Separation is subject to each of the parties to the Merger Agreement irrevocably confirming that each condition set forth in the Merger Agreement (other than the conditions concerning the consummation of the Separation and the Note Repayment) (1) has been fulfilled, (2) will be fulfilled at the effective time of the Merger or (3) is or has been waived by such party, as the case may be.

Merger Agreement

The Merger Agreement provides that, following the consummation of the Separation, Merger Sub will merge with and into C&J, with C&J surviving the Merger as a wholly owned subsidiary of Red Lion.  At the effective time of the Merger, each share of C&J common stock (other than treasury shares) will be automatically converted into the right to receive one Red Lion common share. Immediately following consummation of the Merger and the issuance of Red Lion common shares to Nabors pursuant to the Separation Agreement, former C&J stockholders will own 49.75% of the fully diluted equity of Red Lion (which is currently expected to represent approximately 47% of the outstanding Red Lion common shares).

Consummation of the Merger is subject to customary closing conditions, including, among others, (1) the consummation of the Separation in accordance with the Separation Agreement, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the approval by C&J’s stockholders of the Merger Agreement (“C&J Stockholder Approval”), (4) the registration statement on Form S-4 used to register the Red Lion common stock to be issued in the Merger being declared effective by the Securities and Exchange Commission (the “SEC”), (5) the approval for listing on the New York Stock Exchange of the Red Lion common shares, (6) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties, (7) the absence of a material adverse effect with respect to each of C&J and Red Lion, (8) the availability of the proceeds of the debt financing to effect the Note Repayment, (9) the receipt of consents, approvals and other deliverables with respect to certain agreements of C&J; (10) the receipt by Nabors of an opinion from its counsel to the effect that certain aspects of the Separation should qualify as tax-free pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) and (11) the receipt by C&J of an opinion from its counsel to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code and Red Lion should be treated as a corporation within the meaning of Section 367(a) of the Code.

The Merger Agreement contains certain termination rights for both Nabors and C&J and further provides that, upon termination of the Merger Agreement under specified circumstances, certain termination fees or reimbursement of expenses may be payable.  C&J may terminate the Merger Agreement if, prior to C&J’s stockholders approving the Merger Agreement, C&J enters into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement), C&J has complied with the restrictions on the solicitation of alternative transactions contained in the Merger Agreement and certain notice requirements and, concurrently with such termination, C&J pays a termination fee of $65 million to Nabors.  Other circumstances under which termination fees may be payable include:

•                  in the event the Merger Agreement is terminated following a change in the recommendation by the C&J Board of Directors that the stockholders of C&J vote to approve the Merger Agreement, C&J must pay Nabors a termination fee of $65 million;

•                  in the event the Merger Agreement is terminated under certain circumstances when the closing did not occur as a result of the full proceeds of the debt financing to pay the Note Repayment being unavailable, C&J must pay Nabors a termination fee of $65 million;

•                  (1) in the event an alternative transaction proposal with respect to C&J is publicly made and not withdrawn prior to specified events, (2) the Merger Agreement is terminated under any of the following circumstances: (a) after a failure to obtain the approval by C&J stockholders of the Merger Agreement, (b) the Merger has not been consummated on or before December 31, 2014 (or, in certain circumstances, a later date), (c) because of a breach by C&J in any material respect of its covenant not to solicit alternative transactions or (d) because of a breach by C&J of its representations, warranties, covenants or other agreements contained in the Merger Agreement that would cause a closing condition of Nabors not to be satisfied and that is not cured within a specified period, and (3) an alternative transaction with respect to C&J is entered into within twelve months of termination of the Merger Agreement and later consummated, C&J must pay Nabors a termination fee of $65 million upon such consummation, less any payments previously made with respect to expenses;

•                  in the event that the Merger Agreement is terminated after a failure to obtain the approval by C&J stockholders of the Merger Agreement, C&J must pay Nabors $17 million to reimburse Nabors for its fees and expenses;

•                  in the event that the Merger Agreement is terminated because of a breach by C&J in any material respect of its covenant not to solicit alternative transactions, or a breach by C&J of its representations, warranties, covenants or other agreements contained in the Merger Agreement that would cause a closing condition of Nabors not to be satisfied and that is not cured within a specified period, C&J must reimburse Nabors up to $10 million for its out-of-pocket fees and expenses; and

•                  in the event that the Merger Agreement is terminated because of a breach by Nabors of its representations, warranties, covenants or other agreements contained in the Merger Agreement that would cause a closing condition of C&J not to be satisfied and that is not cured within a specified period, Nabors must reimburse C&J up to $10 million for its out-of-pocket fees and expenses.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct the businesses of Red Lion and C&J in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period.  C&J also covenants in the Merger Agreement (1) to cause a stockholder meeting to be held to obtain the C&J stockholder approval, (2) not to solicit alternative transactions, (3) except under limited circumstances, not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions and (4) subject to certain exceptions, that its board of directors will recommend that the stockholders of C&J vote in favor of the approval of the Merger Agreement.  Nabors also agrees in the Merger Agreement (1) to be subject to a standstill, pursuant to which it may not acquire additional Red Lion common shares or take certain other actions with respect to Red Lion or its board of directors, until the earlier to occur of the five-year anniversary of the Closing and the date the Nabors beneficially owns less than 15% of the issued and outstanding Red Lion common shares (the “Standstill Period”), (2) not to transfer Red Lion common shares for 180 days following the Closing and (3) thereafter during the Standstill Period to only transfer Red Lion common shares to any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) who has not filed a Schedule 13D with regard to Red Lion and is not required to file a Schedule 13D after giving effect to such transfer (a “Passive Investor”).  If such Passive Investor will beneficially own 10% or more of the issued and outstanding Red Lion common shares following such transfer, Nabors must provide Red Lion with a right of first refusal on the shares.

At the Closing, the Red Lion Bye-Laws will be amended and restated to, among other things, provide that (1) during the Standstill Period, certain major transactions, including any sale of the company, and any amendments to the organizational documents will require a two-thirds vote of the outstanding Red Lion common shares and (2) in any sale of the company, all holders of Red Lion common shares shall receive consideration of the same type and same amount on a per share basis.

In connection with the Merger, Nabors and Red Lion entered into a support agreement (the “Support Agreement”) with Joshua E. Comstock, the Chief Executive Officer and Chairman of C&J, and certain entities affiliated with him, pursuant to which Mr. Comstock and such entities have agreed to vote certain of their shares of C&J common stock to approve the Merger Agreement.

The foregoing descriptions of the Merger Agreement, Separation Agreement and the Support Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibits 10.1, 10.2 or 10.3 hereto and are incorporated herein by reference.

The Separation Agreement, the Merger Agreement, the Support Agreement and the above description of the Separation Agreement, the Merger Agreement and the Support Agreement have been included to provide investors and security holders with information regarding the terms of the Separation Agreement, the Merger Agreement and the Support Agreement.  They are not intended to provide any other factual information about Nabors, C&J, Red Lion, their respective subsidiaries and affiliates, or the Business.  The Merger Agreement contains representations and warranties of Nabors solely for the benefit of C&J and representations and warranties of C&J solely for the benefit of Nabors.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement, respectively, and were used for the purpose of allocating risk among the respective parties.  Therefore, investors and security holders should not treat them as categorical statements of fact.  Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.  Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Nabors and C&J and their subsidiaries that the respective companies include in reports and statements they file with the SEC.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc.
10.2	Separation Agreement, dated as of June 25, 2014, by and between Nabors Industries Ltd. and Nabors Red Lion Limited.
10.3	Support Agreement, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited, Joshua E. Comstock, the Joshua E. Comstock Trust and JRC Investments, LLC.

Important Additional Information

In connection with the proposed transactions, Red Lion intends to file with the SEC a registration statement on Form S-4 that will include the proxy statement of C&J that also constitutes a prospectus of Red Lion.  Each of Red Lion and C&J also plan to file other relevant documents with the SEC regarding the proposed transactions.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Red Lion and C&J with the SEC at the SEC’s website at www.sec.gov.  You may also obtain copies of the documents filed by Red Lion with the SEC free of charge on Nabors’ website at www.nabors.com, and copies of the documents filed by C&J with the SEC are available free of charge on C&J’s website at www.cjenergy.com.

Participants in the Solicitation

Red Lion, C&J and Nabors and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions.  Information about C&J’s directors and executive officers is available in C&J’s proxy statement dated April 10, 2014, for its 2014 annual meeting of shareholders.  Information about Nabors’ directors and executive officers is available in Nabors’ proxy statement dated April 30, 2014, for its 2014 annual meeting of shareholders.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available.  Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J and Nabors using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission.  As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.  The projections contained in this release reflect management’s estimates as of the date of the release.  Nabors does not undertake to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2014

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc.
10.2	Separation Agreement, dated as of June 25, 2014, by and between Nabors Industries Ltd. and Nabors Red Lion Limited.
10.3	Support Agreement, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited, Joshua E. Comstock, the Joshua E. Comstock Trust and JRC Investments, LLC.